Exhibit 10.1

Termination Agreement

This Termination Agreement is entered into on this 4th day of August 2023

(“Effective Date”),

AMONG:

(1)	BIT DIGITAL SINGAPORE PTE LTD (Singapore Unique Entity No. 202122810K), a company incorporated in Singapore with its registered address at 120 Robinson Road, #13-01, Singapore 068913 (“Bit Digital”);

AND:

(2)	SAVING DIGITAL PTE LTD (Singapore Unique Entity No. 202122238R), a company incorporated in Singapore with its registered address at 103 Tampines Street 86, #03-06, The Alps Residences, Singapore 528576 (“Saving Digital”);

AND:

(3)	MARSPROTOCOL TECHNOLOGIES PTE LTD (Singapore Unique Entity No. 202303146Z), a company incorporated in Singapore with its registered address at 987 Serangoon Road, Singapore 328147 (“Company”);

(each a “Party”, and collectively the “Parties”),

WHEREAS:

(A)	The Company is a private company limited by shares;

(B)	A Shareholders’ Agreement regulating the affairs of the Company and the respective rights and obligations of Bit Digital and Saving Digital (collectively, the “Shareholders”) on the one hand, and the Company on the other hand dated [•] (“Shareholders’ Agreement”) had been previously entered into between the Parties;

(C)	As of the date of the Shareholders’ Agreement:

(i)	The Company issued and allotted 300,000 ordinary shares (“Ordinary Shares”, and each an “Ordinary Share”) at SGD 1 each;

(ii)	Bit Digital held 120,000 Ordinary Shares, or 40% of the share capital of the Company; and

(iii)	Saving Digital held 180,000 Ordinary Shares, or 60% of the share capital of the Company;

(D)	The Parties now desire that the Company shall be solely owned by Saving Digital; and

(E)	The Parties thus wish to terminate the Shareholders’ Agreement on the terms and conditions as set out in this Termination Agreement,

IT IS HEREBY AGREED AS FOLLOWS:

1.	DEFINITIONS

1.1	For the purposes of this Agreement, the following expressions bear the following meanings, namely:-

“Claims” means any claims, counterclaims, actions, suits, proceedings, demands, inquiry, hearings, investigations, proceedings or dispute of any kind or nature, whether open, pending or threatened, whether contingent, known or unknown, whether pursuant to contractual obligations, commitments or undertaking (whether written or oral), at law or in equity or otherwise, in any forum;

“Liabilities” means any and all debts, liabilities, costs, expenses, interest and obligations, whether accrued or fixed, absolute or contingent, matured or unmatured, reserved or unreserved, or determined or determinable, including those arising under any law, order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any governmental entity and those arising under any contract, agreement, arrangement, commitment or undertaking (whether written or oral) or any fines, damages or equitable relief which may be imposed and including all costs and expenses related thereto;

1.2	The headings in this Agreement are for convenience only and shall not affect the interpretation hereof.

1.3	Unless the context otherwise requires, references to the singular number shall include references to the plural number and vice versa.

Termination of Shareholders’ Agreement

2.	The Parties hereby acknowledge and agree that the Shareholders’ Agreement shall be terminated with effect from the Effective Date.

3.	The Parties shall do all things necessary and provide all reasonable cooperation as may be required to do the following on or as soon as practicable from the Effective Date:

(a)	The Company shall carry out a share capital reduction of 120,000 Ordinary Shares (“Share Capital Reduction”), and the Shareholders shall do all things necessary to pass any resolutions or take any steps as may be required to carry out the Share Capital Reduction; and

(b)	The Company shall pay Bit Digital a sum of SGD 120,000.00 (the “Consideration”) upon completion of the Share Capital Reduction to a bank account designated by Bit Digital.

4.	Subject to completion of the Share Capital Reduction and repayment of the Consideration set forth in Clause 3, the Parties acknowledge and agree that with effect from the Effective Date:

(a)	each Party waives all rights and obligations arising out of or in connection with the Shareholders’ Agreement;

(b)	each Party has no further outstanding payments and/or obligations to any other Party, whether arising out of or in connection with the Shareholders’ Agreement or otherwise; and

(c)	each Party shall be fully released and discharged from any Liabilities owed to any other Party and shall have no further Claims against any other Party, whether arising out of or in connection with the Shareholders’ Agreement or otherwise.

General

5.	No failure on the part of any Party hereto to exercise, and no delay on the part of any Party hereto in exercising, any right or remedy under this Termination Agreement will operate as a waiver thereof, nor will any single or partial exercise of any right or remedy preclude any other or further exercise thereof of any other right or remedy under this Termination Agreement.

6.	Each Party shall bear its own legal, professional and other costs and expenses incurred in connection with the negotiation, preparation, due diligence or completion of this Termination Agreement and all matters incidental relating thereto.

7.	If any provision of this Termination Agreement is held to be illegal, invalid or unenforceable in whole or in part in any jurisdiction, this Termination Agreement shall, as to such jurisdiction, continue to be valid as to its other provisions and the remainder of the affected provision, and the legality, validity and enforceability of such provision in any other jurisdiction shall be unaffected.

8.	This Termination Agreement may be executed by the Parties hereto in separate counterparts, each of which shall be deemed an original, but all such counterparts shall together constitute one and the same instrument.

9.	Any Party may enter into this Termination Agreement by signing any such counterpart transmitted electronically, or by facsimile, or other electronic signatures (such as DocuSign, AdobeSign or SignRequest), by any of the Parties to any other Party and each receiving Party may rely on the receipt of such document so executed and delivered as if the original had been received.

10.	The Parties agree that signatures executed by way of electronic means (such as DocuSign, AdobeSign or SignRequest) shall be recognised and construed as secure electronic signatures to the fullest extent under applicable law, and that the Parties accordingly shall deem such signatures to be original signatures for all purposes.

11.	No variation of this Termination Agreement shall be effective unless in writing and signed by or on behalf of each Party.

12.	Nothing in this Termination Agreement is intended to grant to any third party any right to enforce any term of this Termination Agreement or to confer on any third party any benefits under this Agreement for the purposes of the Contract (Rights of Third Parties) Act 2001 and any re-enactment thereof, the application of which legislation is hereby expressly excluded.

13.	This Termination Agreement shall be governed and construed in all respects in accordance with the laws of Singapore.

14.	In the event of any disputes arising in relation hereto, including about the validity of this dispute resolution clause, the Parties submit to the exclusive jurisdiction of the Singapore courts for the resolution of any dispute which may arise out of or in connection with this Termination Agreement, except that any Party may apply for injunctive relief in any court of competent jurisdiction.

IN WITNESS WHEREOF this Termination Agreement has been executed on the date shown on the first page.

Executed by:

BIT DIGITAL SINGAPORE PTE LTD	By:	/s/ Hao Yang
	Name:	Hao Yang
	Title:	Director

in the presence of:	By:	/s/ Erke Huang
	Name:	Erke Huang
	Title:	CFO

Executed by:

SAVING DIGITAL PTE LTD	By:	/s/ Yucheng Hu
	Name:	Yucheng Hu
	Title:	CEO

in the presence of:	By:	/s/ Erke Huang
	Name:	Erke Huang
	Title:	CFO

Executed by:

MARSPROTOCOL TECHNOLOGIES PTE LTD	By:	/s/ Carol Q. Wang
	Name:	Carol Q. Wang
	Title:	CFO

in the presence of:	By:	/s/ Erke Huang
	Name:	Erke Huang
	Title:	CFO

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